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                                   EXHIBIT 4.1


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                    SECOND AMENDMENT TO AMENDED AND RESTATED
                         PROVIDENT AMERICAN CORPORATION
                        STOCK OPTION PLAN FOR DIRECTORS
                        -------------------------------

         This Second Amendment to the Amended and Restated Provident American Corporation Stock Option Plan for Directors is effective as of the date set forth herein.


                                   BACKGROUND
                                   ----------


         A. PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation (hereinafter called "PAMCO"), maintains the Provident American Corporation Stock Option Plan for Directors (formerly known as the Stock Option Plan for Field Sales Representatives and Directors) dated January 25, 1985 (the "Plan").

         B. Pursuant to Section 9 of the Plan, PAMCO has reserved the right to amend the Plan at any time with the approval of either the Board of Directors or the shareholders of PAMCO, provided such amendment does not prejudice the rights of any optionee with respect to the shares covered by his option.

         C. PAMCO now desires to amend the Amended and Restated Plan as set forth herein.

                  NOW THEREFORE, the Plan is hereby amended as follows:

                  1. The first sentence of Paragraph 2 of the Plan is amended in its entirety to read as follows:

                           "2.      The Stock.

                                    Except as provided in Section 7, the number
                           of shares of stock which may be optioned and sold under the Plan is 1,130,000 shares of Common Stock, $.10 par value, of PAMCO ("Shares")."

                  2. Effective Date of Amendment; Ratification. The Amendment set forth herein shall be effective as of March 4, 1999 and as herein amended, the Plan shall continue in full force and effect and is hereby ratified, approved, and affirmed.


                  IN WITNESS WHEREOF, in order to record the adoption of this Amendment, PAMCO has caused its duly authorized officers to affix the corporate name hereto as of the 15th day of April, 1999.

                             PROVIDENT AMERICAN CORPORATION



                                        By:  /s/ Alvin H. Clemens
                                             ----------------------------------
                                                 Alvin H. Clemens, President
                                                 and Chief Executive Officer